DATA I/O CORPORATION












                                 NOTICE OF 2004

                                 ANNUAL MEETING

                                       and

                                 PROXY STATEMENT

                              DATA I/O CORPORATION





                                                                   April 2, 2004


To Our Shareholders:

You are cordially invited to attend the 2004 Annual Meeting of Data I/O Corporation, which will be held at Data I/O's headquarters at 10525 Willows Road N.E., Redmond, Washington 98052. The meeting will begin at 2:00 p.m. Pacific Daylight Time on Thursday, May 20, 2004. Following the meeting, there will be an opportunity to see some of Data I/O's exciting new products.

Officers of Data I/O will be attending and would be pleased to respond to questions either during or after the meeting. We will review the business operations of Data I/O for 2003 and the first quarter of 2004 and report on Data I/O's strategic plan for the future. Formal business will include the election of directors, consideration of a proposal to amend Data I/O's 2000 Stock Compensation Incentive Plan, and ratification of the continued appointment of Grant Thornton LLP as Data I/O's independent auditors.

Please read the proxy materials carefully. Your vote is important. Data I/O appreciates you considering and acting on the proposals presented. I am looking forward to seeing you on May 20th.

                                        Sincerely,


                                        Frederick R. Hume
                                        President and Chief Executive Officer

                              DATA I/O LOCATION MAP

                            (Provide copy to printer)

                              DATA I/O CORPORATION

--------------------------------------------------------------------------------
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - May 20, 2004
--------------------------------------------------------------------------------


To the Shareholders of Data I/O Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Data I/O Corporation (the "Company" or "Data I/O") will be held at 2:00 p.m. Pacific Daylight Time, on Thursday, May 20, 2004, at Data I/O's principal offices, 10525 Willows Road N.E., Redmond, Washington 98052, for the following purposes:

(1) Election of Directors: To elect seven directors, each to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified or until such director's earlier death, resignation, or removal.

(2) 2000 Stock Compensation Incentive Plan: To consider and vote on a proposal to amend the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the "2000 Plan") to increase the number of shares reserved for issuance under the 2000 Plan by an additional 300,000 shares of common stock.

(3) Ratification of Independent Auditors: To ratify the continued appointment of Grant Thornton LLP as Data I/O's independent auditors for the calendar year ended December 31, 2004.

(4) Other Business: To consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 22, 2004, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the 2004 Annual Meeting and any adjournment or postponement thereof.


                                 By Order of the Board of Directors



                                 Frederick R. Hume
                                 President and Chief Executive Officer


Redmond, Washington
April 2, 2004

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date and return the accompanying proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly returning a signed and dated proxy card will save Data I/O the extra expense of additional solicitation. Your proxy is revocable at your request any time before it is voted. If you attend the meeting, you may vote in person if you wish even if you have previously returned your proxy card. An addressed, postage-paid envelope is provided in order to make certain that your shares will be represented at the Annual Meeting.
--------------------------------------------------------------------------------

                              DATA I/O CORPORATION
                             10525 Willows Road N.E.
                            Redmond, Washington 98052
                              ____________________

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2004

                           INFORMATION REGARDING PROXY

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of Data I/O Corporation (the "Company" or "Data I/O") for use at the Annual Meeting of Shareholders to be held on Thursday, May 20, 2004, at 2:00 p.m. Pacific Daylight Time at Data I/O's principal offices, 10525 Willows Road N.E., Redmond, Washington 98052, and at any adjournment thereof (the "Annual Meeting"). Shareholders of record at the close of business on March 22, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and a copy of Data I/O's 2003 Annual Report to Shareholders are being mailed to shareholders on or about April 9, 2004.

A proxy card is enclosed for your use. You are requested on behalf of the Board of Directors to sign, date, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States or Canada.

A proxy in the accompanying form, which is properly signed, dated and returned and not revoked, will be voted in accordance with the instructions contained therein. To vote on the election of directors, check the appropriate box under Item No. 1 on your proxy card. You may (a) vote for all of the director nominees as a group, (b) withhold authority to vote for all director nominees as a group, or (c) vote for all director nominees as a group except those nominees indicated to the contrary. To vote on a proposal to amend the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the "2000 Plan") to increase the number of shares reserved for issuance under the 2000 Plan by an additional 300,000 shares of common stock, check the appropriate box under Item No. 2 on your proxy card. You may (a) vote "FOR" approval of the amendment to the 2000 Plan, (b) vote "AGAINST" approval of the amendment to the 2000 Plan, or (c) "ABSTAIN" from voting on the approval of the amendment to the 2000 Plan. To vote on the proposal to ratify Grant Thornton LLP as Data I/O's independent auditors for the calendar year ended December 31, 2004, check the appropriate box under Item No. 3 on your proxy card. You may (a) vote "FOR" approval of the ratification of Grant Thornton LLP as Data I/O's independent auditors, (b) vote "AGAINST" approval of the ratification of Grant Thornton LLP as Data I/O's independent auditors, or (c) "ABSTAIN" from voting on the ratification of Grant Thornton LLP as Data I/O's independent auditors. Proxies which are returned to Data I/O without instructions will be voted as recommended by the Board of Directors. Any shareholder who returns a proxy may revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by (i) delivering written notice of revocation to the Secretary of Data I/O at Data I/O's principal offices, (ii) executing and delivering to Data I/O another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

The only outstanding voting securities of Data I/O are shares of common stock (the "Common Stock"). As of the Record Date, there were 8,008,561 of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions will be considered present at the Annual Meeting for the purpose of calculating a quorum. Under Washington law and Data I/O's charter documents, if a quorum is present, the seven nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting shall be elected directors. Abstentions will have no effect on the election of directors because they are not cast in favor of any particular candidate. There can be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors. The proposals to approve the amendment to the 2000 Plan and to ratify the continued appointment of Grant Thornton as Data I/O's independent auditors will be approved, if a quorum is present, if the number of votes cast in favor of the proposals exceeds the number of votes cast against the proposals. Abstentions and broker non-votes on the proposals will have no effect because approval of the proposals is based solely on the votes cast. Proxies and ballots will be received and tabulated by Mellon Investor Services, an independent business entity not affiliated with Data I/O.

The Common Stock is traded on the NASDAQ SmallCap Stock Market under the symbol "DAIO". Effective December 31, 2002, the Common Stock transferred from the NASDAQ National Market to the NASDAQ SmallCap Market. The last sale price for the Common Stock, as reported by the NASDAQ SmallCap Stock Market on March 22, 2004, was $ 3.02 per share.

The following table sets forth information with respect to all shareholders known by Data I/O to be the beneficial owners of more than five percent of its outstanding Common Stock as of March 22, 2004. Except as noted below, each person or entity has sole voting and investment powers with respect to the shares shown.

                                                      Amount and Nature
                                                        of Beneficial              Percent of Shares
         Name and Address                                 Ownership                    Outstanding
         Glen F. Ceiley                                     1,255,053(1)                 15.67%
         Bisco Industries Inc.
         1500 N. Lakeview Ave.
         Anaheim, CA  92807

         Dimensional Fund Advisors, Inc.                      360,200(2)                  4.64%
         1299 Ocean Avenue - 11th Floor
         Santa Monica, CA  90401

         John W. Stanton & Theresa E. Gillespie               546,600(3)                  6.82%
         3650 131st Ave. SE
         Bellevue, WA  98006
____________________

(1)  The holding  shown is as of March 2, 2004,  as reported to Data I/O by Glen
     F. Ceiley on behalf of himself, Matthew Ceiley, Bisco Industries, Inc. ("Bisco"), and Bisco Industries, Inc. Profit Sharing and Savings Plan (the "Bisco Plan") on Form 4. Mr. Glen Ceiley reported that he holds sole voting and dispositive power with respect to 3,557 shares, Matthew Ceiley holds sole voting and dispositive power with respect to 700 shares, Bisco holds sole voting and dispositive power with respect to 851,673 shares, and the Bisco Plan holds sole voting and dispositive power with respect to 399,123 shares. Mr. Glen Ceiley is the President, director, and sole shareholder of Bisco and is also the sole trustee of the Bisco Plan. In addition to the shares reported above, Mr. Ceiley's share ownership also includes options to purchase 29,375 shares exercisable within 60 days.
(2) The holding shown is as of February 6, 2004, as reported by Dimensional Fund Advisors, Inc., a registered investment advisor ("Dimensional"), on a
     Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) under the Securities Exchange Act of 1934. The Schedule 13G indicates that one or more affiliates of Dimensional holds sole voting and dispositive power with respect to 360,200 shares. Dimensional disclaims beneficial ownership of all of these shares.
(3) The holding shown is as of January 30, 2002, as reported by John W. Stanton and Theresa E. Gillespie, husband and wife, on a Schedule 13G filed pursuant to Rule 13d-1 of the Securities Exchange Act of 1934. We confirmed the holding as unchanged with a representative of Stanton and Gillespie on March 19, 2004. The Schedule 13G indicates that Mr. Stanton and Ms.
     Gillespie share voting and dispositive power with respect to 546,600 shares, which they own as tenants-in-common.

Directors' and Officers' Share Ownership

The following table indicates ownership of Data I/O's Common Stock by each director of Data I/O, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of March 22, 2004. Data I/O is not aware of any family relationships between any director, director nominee or executive officer of Data I/O.

                                                Amount and Nature of  Percent of Shares
Name                                          Beneficial Ownership       Outstanding
Glen F. Ceiley                                       1,284,428  (1)         16.04%
Frederick R. Hume                                      316,320  (2)         3.95%
Joel S. Hatlen                                         169,078  (3)         2.11%
Paul A. Gary                                           136,532  (4)         1.70%
Edward D. Lazowska                                      43,598  (5)          (6)
Daniel A. DiLeo                                         34,375  (7)          (6)
Steven M. Quist                                         21,250  (8)          (6)
William R. Walker                                        2,500  (9)          (6)
All current directors and
executive officers
as a group (8 persons)                               2,008,081 (10)         25.07%

-------------------------------
(1) See the above description of Mr. Ceiley's ownership and beneficial ownership.
(2)  Includes options to purchase 287,500 shares exercisable within 60 days.
(3)  Includes options to purchase 85,875 shares exercisable within 60 days.
(4)  Includes options to purchase 34,375 shares exercisable within 60 days.
(5)  Includes options to purchase 34,375 shares exercisable within 60 days.
(6)  Less than 1 percent each.
(7)  Includes options to purchase 29,375 shares exercisable within 60 days.
(8)  Includes options to purchase 21,250 shares exercisable within 60 days.
(9)  Includes options to purchase 2,500 shares exercisable within 60 days.
(10) Includes options to purchase 524,625 shares exercisable within 60 days.

Data I/O is not aware of any arrangement the operation of which may at a subsequent date result in a change of control of Data I/O.

                              CORPORATE GOVERNANCE

In October 2003, the Board of Directors adopted a Corporate Governance Charter, in February 2004, adopted a Nominating Committee Charter, and in March 2004, adopted an updated Code of Ethics, all of which are posted, together with our updated charter for the Audit Committee on the corporate governance page of our website. The corporate governance page can be accessed on our website at www.dataio.com/corporate/ir.asp. The updated Audit Committee Charter is also attached to this Proxy Statement as Appendix A. All of these Charters are consistent with the applicable requirements of the Sarbanes-Oxley Act of 2002 and our NASDAQ listing standards.

Data I/O's Code of Ethics applies to all directors, officers and employees of Data I/O, including the Chief Executive Officer and the Chief Financial Officer. The key principles of the Code are to act legally, and with integrity in all work for Data I/O. We will post any amendments to our Code of Ethics on the corporate governance page of our website at www.dataio.com/corporate/ir.asp. In the unlikely event that the Board of Directors approves any sort of waiver to the Code of Ethics for our executive officers or directors, information concerning such waiver will also be posted at that location. In addition to posting information regarding amendments and waivers on our website, the same information will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of The NASDAQ Stock Market, Inc.

                        PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will vote on the election of seven directors to serve until the next Annual Meeting or until his or her successor has been qualified and elected or such director's earlier death, resignation or removal. The Board of Directors has approved the seven nominees named below, all of whom are currently members of the Board of Directors. Each of the nominees has indicated that they are willing and able to serve as directors. However, should one or more of the nominees not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

RECOMMENDATION: The Board of Directors recommends a vote FOR each of the director nominees.

Glen F. Ceiley, age 58, has been a director of Data I/O since February 1999 when he was appointed to the Board of Directors pursuant to a Standstill Agreement dated February 10, 1999 which expired on February 10, 2000. Since 1973, Mr. Ceiley has been the President and Chief Executive Officer of Bisco Industries, a distributor of fasteners and electronic components, which, as part of a group, owns approximately 15.67% of the stock of Data I/O. Mr. Ceiley is also Chairman of the Board of Family Steak Houses of Florida, Inc. In May 1998, the Securities and Exchange Commission issued a cease and desist order against Bisco in connection with Bisco's purchase of certain shares of Family Steak Houses while its tender offer for shares of Family Steak Houses was outstanding in violation of Rule 10b-13 of the Exchange Act. Bisco consented to the entry of the order without admitting or denying the findings set forth in the order.

Daniel A. DiLeo, age 56, has been a director of Data I/O since May 2000. Mr. DiLeo has more than 25 years experience in both the system and semiconductor divisions of Lucent Technologies and AT&T Companies. In March 2003, Mr. DiLeo retired as the Executive Vice President of Optoelectronics at Agere Systems, Inc., a former Lucent subsidiary, where he had served in such capacity since February 2001. From June 1998 through February 2001, Mr. DiLeo was the President of the Optoelectronics Division at Lucent Technologies, Microelectronics Group. From January 1996 to June 1998, Mr. DiLeo was the Vice President of the Wireless Business Unit at Lucent Technologies, Inc. Mr. DiLeo is also a director of RF Micro Devices.

Paul A. Gary, age 63, has been a director of Data I/O since March 1998 and was named Chairman of the Board in May 1999. From 1987 until his retirement in 1996, Mr. Gary worked for Lucent Microelectronics (now Agere Systems, Inc.) as Vice President of the High Performance IC and NETCOM business units. From 1981 to 1987, he held various leadership positions with (the former) Western Electric Company, including Director of Engineering and Manufacturing and General Manager. From 1967 to 1981, Mr. Gary worked for Bell Laboratories, finishing there as Laboratory Director. Mr. Gary is also a director of TriQuint Semiconductors, Inc.

Frederick R. Hume, age 61, became President and Chief Executive Officer of Data I/O on February 23, 1999. He has been a director of Data I/O since January 1999. From 1988 until his retirement in 1998, Mr. Hume was Vice President and General Manager of Keithley Instruments in Cleveland, Ohio. From 1972 to 1988, he held various management positions at John Fluke Manufacturing, including Group Vice President for Manufacturing and Research and Development.

Edward D. Lazowska, age 53, has been a director of Data I/O since August 1996. Since 1977, Dr. Lazowska has been a member of the faculty of the University of Washington's Department of Computer Science & Engineering. From 1993 to 2001, he held the position of Department Chair. He currently holds the Bill and Melinda Gates Endowed Chair. Mr. Lazowska is also a director of Intrepid Learning Systems.

Steven M. Quist, age 58, was appointed to the Board of Directors of Data I/O on March 12, 2001. Since January 2003, Mr. Quist has been a part-time employee of CyberOptics Corporation. From February 1998 to December 2002, he was the President and Chief Executive Officer of CyberOptics Corporation. He has served on CyberOptic's Board of Directors since 1991. From 1992 to February 1998, Mr. Quist was the President of Rosemount, Inc., a subsidiary of Emerson Electric
Company,  St.  Louis,   Missouri.  Mr.  Quist  is  also  a  director  of  Rimage
Corporation.

William R. Walker, age 62, was appointed to the Board of Directors on October 31, 2003. Since 1997, Mr. Walker has been the Chief Financial Officer,
Secretary, Vice President of Hi/fn, Inc. From 1996 to 1997, he was the Chief Financial Officer, Secretary, Vice President of MMC Networks, Inc. From 1984 to 1996, Mr. Walker was Senior Vice President and Chief Financial Officer of Zilog, Inc.

                             THE BOARD OF DIRECTORS

Director Independence

Glen F. Ceiley, Paul A. Gary, Edward D. Lazowska, Daniel A. DiLeo, Steven M. Quist, and William R. Walker are independent directors, as defined in Rule 4200
(a)(15) of the National Association of Securities Dealers listing standards (the "NASD Rules").

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by sending an email or by sending a letter to Data I/O Corporation Board of Directors, c/o the Secretary, P.O. Box 97046, Redmond, WA 98073-9746. The Secretary will receive the correspondence and forward it to the Chairman of the applicable Board of Directors Committee or to any individual director or directors to whom the communication is directed.

                                BOARD COMMITTEES

During the year ended December 31, 2003, there were four meetings of the Board of Directors. Each of the incumbent directors who were on the Board of Directors during 2003 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served during his term of service on the Board of Directors.

Data I/O does not have a policy requiring members of the Board of Directors to attend the Annual Meeting, although we typically encourage our Board of Directors to attend. However, no member of our Board of Directors, except Mr. Hume, attended our 2003 Annual Meeting because our Board of Directors did not have a meeting scheduled for that day.

The Board of Directors has four standing Committees: the Corporate Governance Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The Audit Committee consisted of Messrs. Lazowska, DiLeo (Chair), and Quist throughout 2003. We added Mr. Walker to the Audit Committee in November 2003. The Compensation Committee consisted of Messrs. Gary, Ceiley (Chair), and DiLeo throughout 2003. The Nominating Committee consisted of Messrs. Lazowska (Chair), Gary, and Quist throughout 2003.

Corporate Governance Committee

In April 2003, the Board of Directors created a Corporate Governance Committee consisting of all independent directors. The Corporate Governance Committee develops, recommends to the Board of Directors, and monitors a set of corporate governance principles applicable to Data I/O. The Corporate Governance Committee met one time in 2003 and otherwise conducted its business at Board of Directors meetings in 2003.

Audit Committee

The Audit Committee considers and recommends to the Board of Directors the engagement of independent certified public accountants for the ensuing year and the terms of such engagement; reviews the scope of the audit; periodically reviews Data I/O's program of internal control and audit functions; receives and reviews the reports of the independent accountants; and reviews the annual financial report to the directors and shareholders of Data I/O. Each member of the Audit Committee is an independent director, as defined by the NASDAQ listing standards and the Sarbanes-Oxley Act of 2002. The Audit Committee includes a financial expert, William R. Walker, as defined in the Securities and Exchange ("SEC") rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Mr. Walker also has the financial sophistication required by Rule 4350(d)(2) of the NASD Rules. On February 10, 2003, the Audit Committee recommended and the Board of Directors amended the charter for the Audit Committee. See attached Appendix B. The Audit Committee met four times during 2003. See the "Report of the Audit Committee."

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of Data I/O's executive officers. The committee administers Data I/O's management incentive compensation program and its stock option, stock purchase and stock appreciation rights plans. The Compensation Committee reviews all employee benefit programs and approves significant changes in major programs and all new programs. The Compensation Committee met three times during 2003.

Nominating Committee

The Nominating Committee seeks qualified candidates to serve on the Board of Directors, recommends them for the Board of Director's consideration for election as directors at the Annual Meeting of Shareholders and proposes candidates to fill vacancies on the Board of Directors. The Nominating Committee also recommends nominees for the various committees of the Board of Directors. The Nominating Committee met four times in 2003.

 Consideration of Director Nominees

The Nominating Committee, in evaluating and determining whether to recommend a person as a candidate for election as a director, considers relevant management and/or technology experience; certain values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to applicable guidelines; ability and willingness to undertake the required time commitment to Board functions; and an absence of conflicts of interest with Data I/O.

  Identifying Director Nominees; Consideration of Nominees of the Shareholders

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the size of the Board, the need for particular expertise on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director which may come to the Committee's attention through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year.

The Nominating Committee will consider candidates recommended by shareholders, when the nominations are properly submitted, under the criteria summarized above in "Consideration of Director Nominees" and in accordance with the procedures described below in "Shareholder Nominations and Proposals for the 2005 Annual Meeting of Shareholders." Following verification of the shareholder status of persons proposing candidates, the Committee makes an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine if the candidate is qualified for service on the Data I/O Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a shareholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Committee as part of its review. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Committee, a potential candidate nominated by a shareholder is treated like any other potential candidate during the review process by the Committee. Shareholders did not propose any candidates for election at the 2004 Annual Meeting.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the year ended December 31, 2003, the Compensation Committee of the Board of Directors consisted of Messrs. Gary, DiLeo, and Ceiley. None of these individuals has served at any time as an officer or employee of Data I/O or as a member of the board of directors or compensation committee of any entity that has had one or more executive officers which served as a member of the Board of Directors or the Compensation Committee.

                               BOARD COMPENSATION

Employee directors (Frederick R. Hume) do not receive additional compensation for serving on the Board of Directors. Non-employee directors received a cash retainer for 2003 of $3,750 for each quarter of service (increased to $5,000 as of July 1, 2003) plus $1,000 for each full Board of Directors meeting attended and $500 for each teleconference Board of Directors meeting attended. Data I/O paid additional quarterly compensation to the non-employee directors for serving as Chairman of the Board of Directors or as a committee chair: $2,500 (increased to $3,750 as of July 1, 2003) for Chairman of the Board of Directors; and $750 (increased to $1,250 as of July 1, 2003) for the Audit, Compensation, and Nominating Committee chairs. The Chairman of the Board serves as the Corporate Governance Committee Chair and does not receive additional compensation for chairing such Committee. In addition, each non-employee Board of Directors member as of May 20, 2003, was granted 7,500 stock options. New members who join the Board of Directors are granted 15,000 shares as an initial grant. The stock options were granted under the provisions and terms of the 2000 Plan. Data I/O also reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with service to Data I/O.

The following table shows compensation paid by Data I/O to non-employee directors during 2003.


                                               Cash Compensation                              Stock Option Grants
                            ---------------------------------------------------------    ----------------------------
                                              Chairman of the Board/
                                 Board          Committee Chairman                                  Number of
Name                          Retainer ($)         Retainer ($)       Meeting Fees ($)           Options (#)(1)
Glen F. Ceiley                   $17,500              $4,000                $4,000                    7,500
Daniel A. DiLeo                  $17,500              $4,000                $4,000                    7,500
Paul A. Gary                     $17,500             $12,500                $4,000                    7,500
Edward D. Lazowska               $17,500              $4,000                $4,000                    7,500
Steven M. Quist                  $17,500                  $0                $4,000                    7,500
William R. Walker                3,369.57*                $0                    $0                   15,000(2)

*Effective 10/31/03 - prorated
-----------------------------------------
(1) Stock Options were granted to the directors in May 2003 at an exercise price of $1.885 per share. The options granted vest 8.333% quarterly over three years and expire at the end of six years.
(2) Initial stock option grant in November 2003 at an exercise price of $3.125 per share. The options granted vest 8.333% quarterly over three years and expire at the end of six years.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Data I/O's directors, certain officers and persons who own more than ten percent (10%) of Data I/O's Common Stock ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Data I/O. Reporting Persons are required by SEC regulations to furnish Data I/O with copies of all Section 16(a) reports.

To Data I/O's knowledge, based solely on its review of copies of such reports furnished to Data I/O and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were complied with during 2003, except Mr. Ceiley filed one report on Form 4 one day late.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Data I/O's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. Audit Committee members are not professional accountants, or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report (Form 10-K) with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Data I/O's accounting principles and such other matters as are required to be discussed by SAS 61 with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and Data I/O including the matters in the written disclosures and the letter provided by the independent auditors as required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discusses with Data I/O's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Data I/O's internal controls, and the overall quality of Data I/O's financial reporting. The Committee held four meetings during 2003.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in Data I/O's Annual Report (Form 10-K) for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee has selected Grant Thornton LLP as Data I/O's auditors for the current year.

Respectfully submitted,

AUDIT COMMITTEE

Daniel A. DiLeo
Edward D. Lazowska
Steven M. Quist
William R. Walker

March 22, 2004

                    PRINCIPAL ACCOUNTANT'S FEES AND SERVICES

Audit Fees: Aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of Data I/O's financial statements for each of the years ended December 31, 2002 and 2003 and for review of the financial statements included in each of Data I/O's Form 10-Q, were approximately $90,600 and $132,600, respectively.

Audit Related Fees: Aggregate fees billed for each of the years ended December 31, 2002 and 2003 for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of Data I/O's financial statements that are not reported under the caption "Audit Fees" above, including pension plan audit, S-8 related services, audit committee attendance and accounting treatment consultations, were approximately $11,400 and $12,200, respectively.

Tax Fees: Aggregate fees billed for each of the years ended December 31, 2002 and 2003 for professional services rendered by the Grant Thornton LLP for tax compliance, tax advice, tax examination support, and tax planning, were approximately $300 and $8,350, respectively.

All Other Fees: Aggregate fees billed for each of the years ended December 31, 2002 and 2003 for all other products and services provided by Grant Thornton LLP that are not otherwise disclosed above, including consultations on foreign business practices and liquidation of a foreign subsidiary, were approximately $230 and $6,225 for 2002 and 2003, respectively.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors.

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, non-audit services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those circumstances, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. These additional approvals should be reported at the next scheduled Audit Committee meeting.

For 2003, all services provided by the independent auditors were pre-approved.


             REPORT OF COMPENSATION COMMITEE ON ANNUAL COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee is responsible for setting and administering the policies which govern all of the compensation programs of Data I/O.

The Committee has established a compensation plan for executive officers with three components: annual base salary, annual management incentive compensation, and long-term stock options. Each of these components is described below. This executive officer compensation plan is evaluated annually by the Committee by reviewing Data I/O's overall financial performance, individual executive officer performance, and executive officer total compensation compared with other companies within the electronics industry.

Annual Base Salary Structure. The Committee establishes a base salary structure for each executive officer position. This structure defines the minimum, mid-point and maximum salary levels and the relationship of salary to total cash compensation. The Committee reviews the salary structure periodically based on surveys of compensation paid to executives performing similar duties with electronic manufacturing and software companies of approximately the same size as Data I/O, located primarily in the United States. This group was selected as it is believed to be representative of the companies with which Data I/O competes for key employees.

The Committee's objective is to maintain a salary structure which, when combined with annual incentive compensation, provides Data I/O's executive officers with total cash compensation which is near the market median for executives with similar responsibilities, experience and ability. In light of the current economic situation, we froze executive management salaries at the 2001 level and deferred consideration of normal annual adjustments as part of Data I/O's short-term cost control efforts. Due to the salary freeze, no new surveys were obtained; however in 2001, the executive officer group as a whole received cash compensation which, according to survey data, was within the 25th to 75th percentile of the aggregate median cash compensation paid to officers in similar positions at similar-sized electronics companies.

Management Incentive Compensation Plan ("MICP"). The MICP offers each executive officer a performance-based opportunity to earn additional annual cash compensation in an amount tied to a percentage of the executive officer's base salary. The Committee's objective in setting executive MICP percentages and the formulas for MICP payout is to pay above industry average total compensation for better than expected or industry average historical financial performance and below industry average compensation for worse than expected or industry average financial historical performance. The percentages of base salary targeted for MICP payout ("the Guideline") for executives for a given year are established by the Committee early in the year. The 2003 MICP Guideline for executive officers was 40% of base salary.

The actual MICP payout to an executive officer, in relation to his Guideline for 2003 was a function of three measures of Data I/O's pre-tax profit: 1) quarterly profit; 2) growth in annual profit; and 3) record annual profit. The Committee believes that these measures of key activities for Data I/O during 2003 will affect near-term and long-term shareholder value. A greater or lesser percentage of Guideline is to be paid based on Data I/O's actual pre-tax profit.

MICP payouts for 2003 were based on the achievement of a certain level of the combined measures described above. For 2003, payouts were made for quarterly profit and growth in annual profit, but not for record profit. Executive officers received an MICP payout in March 2004 of 54% of Guideline for 2003. See "Summary Annual Compensation Table"

There were no 2002 payouts. However, based on management's performance in 2002, the results of the restructuring and the turnaround performance in the difficult economic environment, Data I/O paid a discretionary bonus of $20,000 to each of Mr. and Hume and Mr. Hatlen in March 2003.

Stock Option Plan. The Committee approves grants under the Data I/O Corporation 1986 Employee Stock Option Plan, as amended and restated (the "1986 Plan") and the 2000 Plan (collectively "the Plans"). These are Data I/O's only long-term incentive plans. The primary purpose of the Plans is to make a significant element of executive pay a reward for taking actions which maximize shareholder value over time. The Committee grants options based primarily on its perception of the executive's ability to affect future shareholder value and secondarily on the competitive conditions in the market for exceptionally talented executives who typically command compensation packages which include a significant equity incentive. All options granted to the President and Chief Executive Officer and any other executive officer in 2003 were based on these criteria. The Board of Directors authorized an additional 300,000 shares for the 2000 Employee Stock Option Plan on February 10, 2004. See also "Proposal 2: Amendment to 2000 Plan."

In the electronics industry, stock options represent a key compensation element which attracts, retains and motivates exceptional executives. Accordingly, total outstanding options as a percentage of outstanding shares tends to be higher in electronics than in other industries. As of the Record Date, Data I/O's outstanding options represented approximately 16.57% of outstanding shares, which Data I/O believes is slightly below the average within the electronics industry.

Historically, all options granted by Data I/O have been granted with an exercise price equal to the fair market value of Data I/O's Common Stock on the date of grant and, accordingly, will only have value if Data I/O's stock price increases. Options granted to employees during 2000, 2001, 2002, and 2003 under the 2000 Plan become exercisable at a rate of 6.25% per quarter, except for a 50,000 option grant to Mr. Hume as described below. All options granted during 1999, except those granted in January 1999, become exercisable at a rate of 25% per year. Options granted in January 1999 become exercisable at a rate of 12.5% per quarter. All 1998 options granted during and after August 1998 become exercisable at a rate of 12.5% per quarter. All outstanding options granted prior to August 1998 become exercisable at a rate of 25% per year. Options to Directors vest quarterly over a 3 year period.

Fifty thousand options granted to Mr. Hume under the 1986 Plan during 2000 are subject to 4-year cliff vesting and become exercisable at the end of the 4-year period, with acceleration provisions included for earlier vesting if predetermined revenue and profit targets are achieved. The targets were not achieved for 2000, 2001, 2002, or 2003, so none of the acceleration provisions will apply.

All grants are subject to acceleration of vesting in connection with certain events leading to a change in control of Data I/O or at any other time at the discretion of the Committee. All options granted to executive officers are issued in tandem with limited stock appreciation rights ("SARs"), which become exercisable only in the event of a change in control of Data I/O. See "Change in Control and Severance Arrangements."

For additional information concerning the number of new options granted in 2003 to the Chief Executive Officer and other executive officers, see "Option/SAR Grants in the Last Year."

Performance Evaluation. The base salary of each executive officer is reviewed annually by the President and Chief Executive Officer. This is done on the basis of a formal review written by the President and Chief Executive Officer, evaluating the executive's prior year performance against documented job responsibilities and specific predetermined annual objectives. In developing executive compensation packages to recommend to the Committee, the President and Chief Executive Officer considers, in addition to each executive's prior year performance, the executive's long-term value to Data I/O, the executive's pay relative to that for comparable surveyed jobs, the executive's experience and ability relative to executives in similar positions, and the current year increases in executive compensation projected in industry surveys.

The Committee then reviews the President and Chief Executive Officer's recommendations for executive officers' total compensation and makes final decisions on pay for each executive officer based on the President and Chief Executive Officer's summary of the performance evaluations and on the other criteria and survey data described above. In this process, the Committee consults extensively with Data I/O's President and Chief Executive Officer.

The Committee meets annually without the President and Chief Executive Officer to evaluate his performance and to develop a recommendation for his compensation for the coming year. In addition to reviewing Data I/O's financial performance for the prior year, the Committee reviews compensation surveys for chief executive officers in similar companies and the President and Chief Executive Officer's individual performance, including development and execution of short- and long-term strategic objectives, Data I/O revenue and profitability, and employee morale, the achievement of which is expected to increase shareholder value. The Committee then approves base salary and MICP percentage changes for all executive officers.

The Committee determined the compensation package, including salary, bonus, stock option grants, and other benefits for Frederick R. Hume, President and Chief Executive Officer, based on the Committee's perception of his qualifications for the position, his ability to affect future shareholder value, compensation surveys (as noted above under "Annual Base Salary Structure"), and the competitive conditions in the market.

Data I/O has entered into agreements (the "Severance Agreements") with certain executive officers whereby such individuals would be entitled to receive payments if they are terminated without cause or resign with good reason within specified periods following the occurrence of certain events deemed to involve a change in control of Data I/O. These Severance Agreements expired on January 30, 2004, but may be extended by the Board of Directors. See "Change in Control and Severance Arrangements." Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and the four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that no compensation paid by Data I/O during 2003 will exceed the $1 million limitation, except possibly a portion of the sums payable pursuant to the Severance Agreements, if paid.

Respectfully submitted,

COMPENSATION COMMITTEE

Glen F. Ceiley
Daniel A. DiLeo
Paul A. Gary

March 22, 2004


                           SUMMARY COMPENSATION TABLE

The following table shows compensation paid by Data I/O for services rendered during years 2003, 2002 and 2001 to all persons who served as the Chief Executive Officer in 2003 and the other most highly compensated executive officer of Data I/O at December 31, 2003, whose salary and bonus exceeded $100,000 in 2003.


                                                                          Long-Term
                                                                         Compensation
                                             Annual Compensation            Awards
                                             -------------------------------------------------------------
                                                                          Securities
              Name                                                        Underlying         All
              and                                                          Options/         Other
           Principal                       Salary         Bonus              SARs         Compensation
            Position              Year      ($)          ($) (1)           (#) (2)         ($) (3)
----------------------------------------------------------------------------------------------------------
Frederick R. Hume                 2003      250,000          74,148             50,000         9,806
President/                        2002      250,000               0             50,000        10,322
Chief Executive Officer           2001      250,000               0                  0         8,622


Joel S. Hatlen                    2003      157,500          54,113             25,000         8,114
Vice President /                  2002      157,500               0             25,000         7,315
Chief Financial Officer /         2001      157,500               0                  0         6,711
Secretary / Treasurer

---------------------------------
(1) Represents amounts earned under MICP in 2003 and paid in 2004, and a discretionary bonus of $20,000 that was authorized and paid in March 2003.
(2) All options granted to executive officers are granted in tandem with an equal number of SARs. SARs are only exercisable upon the occurrence of certain events leading to a change in the control of Data I/O. See "Change in Control and Severance Arrangements."
(3) These amounts represent Data I/O's contributions to Data I/O's 401K Plan, payment for excess unused benefit credits, and its payment of term life insurance premiums on behalf of the executive.



                             OPTION/SAR GRANTS TABLE
                       Option/SAR Grants in the Last Year

The following table sets forth certain information regarding stock option grants to Data I/O's Chief Executive Officer and Data I/O's other most highly compensated executive officer during the year ended December 31, 2003.


                           Number of       Percent                                  Potential Realizable Value
                           Securities      of Total                                 at Assumed Annual Rates of
                           Underlying    Options/SARs     Exercise                   Stock Price Appreciation
                          Options/SARs    Granted to         or                        for Option Term (4)
                                                                                   -----------------------------
                            Granted       Employees      Base Price    Expiration    0%       5%        10%
          Name              (#) (1)        in Year     ($/Sh) (2)(3)      Date       ($)      ($)       ($)
----------------------------------------------------------------------------------------------------------------
Frederick R. Hume          50,000 (5)          16.69%      1.00         04/17/09         0     17,005    38,578

Joel S. Hatlen             25,000  (5)          8.35%      1.00         04/17/09         0      8,502    19,289

(1) An equal number of SARs are granted in tandem with options granted to executive officers. SARs are exercisable only upon the occurrence of certain events leading to a change in the control of Data I/O. See "Change in Control and Severance Arrangements."
(2) Under the terms of the 1986 Plan and the 2000 Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of and to reprice outstanding options.
(3) The exercise price may be paid by delivery of already owned shares, subject to certain conditions.
(4) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on SEC requirements and do not reflect Data I/O's estimate of future stock price growth.
(5) All new options granted in 2003 become exercisable commencing three months after grant date, with 6.25% of the shares becoming exercisable at that time and an additional 6.25% of the shares becoming exercisable on each successive quarter after the grant date, with full vesting occurring on the fourth anniversary of such date. Options which have been outstanding for at least six months will become exercisable in full upon the occurrence of certain events leading to a change in control of Data I/O. See "Change in Control and Severance Arrangements." Options expire six years from the date of grant, subject to earlier termination if the optionee's employment is terminated.


             OPTIONS/SAR EXERCISES AND YEAR-END OPTION VALUES TABLE
  Aggregated Options/SAR Exercises in Last Year and Year-End Option/SAR Values

The following table sets forth certain information regarding option exercises and year-end option values for Data I/O's Chief Executive Officer and Data I/O's other most highly compensated officer during the year ended December 31, 2003.


                                                           # of Securities Underlying         Value of Unexercised
                                  Shares                         Options/SARs at           In-the-Money Options/SARs
                                Acquired on     Value           December 31, 2003             at December 31, 2003
                                 Exercise     Realized               (#) (2)                        ($) (3)
                                                         ---------------------------------------------------------------
             Name                   (#)        ($) (1)     Exercisable / Unexercisable     Exercisable / Unexercisable

------------------------------------------------------------------------------------------------------------------------
Frederick R. Hume                    0            0            225,000 / 75,000                415,313 / 180,188

Joel S. Hatlen                       0            0            104,000 / 40,000                 79,135 /  90,271

(1) Market value of underlying securities at exercise date, minus the exercise or base price of in-the-money options/SARs.
(2) Future exercisability is subject to vesting and the optionee remaining in the employment of Data I/O. In addition, all options are granted in tandem with an equal number of SARs. SARs are only exercisable upon the occurrence of certain events leading to a change in the control of Data I/O. See "Change in Control and Severance Arrangements."
(3) This value is calculated by multiplying the market value of the Common Stock at December 31, 2003, which was $3.54 as quoted on the NASDAQ Market, less the exercise or base price by the number of in-the-money options/SARs held. If the number is zero, the aggregate value of the options are out-of-the-money.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Data I/O's Common Stock that may be issued upon the exercise of options and rights under all of Data I/O's existing equity compensation plans as of December 31, 2003.

                                                                                              (c) Number of securities
                                           (a) Number of                 (b)                   remaining available for
                                     securities to be issued       Weighted-average             future issuance under
                                       upon the exercise of       exercise price of           equity compensation plans
                                       outstanding options,          outstanding                (excluding securities
                                       warrants and rights        options, warrants           reflected in column (a))
                                                                      and rights
                                    -------------------------    -----------------------     ----------------------------
Equity      compensation     plans
approved by the  security  holders
(1) (3)                                    1,347,413                     $2.24                         665,118

Equity   compensation   plans  not
approved by the  security  holders
(2)                                          10,000                      $5.19                            0

-----------------------------------
(1) Represents shares of Data I/O's Common Stock issuable pursuant to our 2000 Plan, 1986 Plan, 1992 Employee Stock Purchase Plan, and Director Fee Plan.
(2) Director option grant represents a one-time option grant to Directors in May 1998 prior to shareholder approval of an option plan covering Directors.
(3) Stock Appreciation Rights ("SAR")Plan provides that directors, executive officers or holders of 10% or more of Data I/O's Common Stock have a SAR with respect to each exercisable option. While the plan has been approved by the security holders, no amounts are included in columns a, b or c relating to the SAR.



                      SHAREHOLDER RETURN PERFORMANCE GRAPH

Shown below is a line-graph comparing cumulative total shareholder return on Data I/O Common Stock for each of the last five years against the cumulative total return for the Russell 2000 Index, the S & P High Tech Composite, and the S&P Information Technology Sector. This cumulative return includes the reinvestment of cash dividends.


                                        COMPARATIVE FIVE-YEAR TOTAL RETURNS (1)
                             Data I/O Corporation, Russell 2000, S & P High Tech Composite,
                                        S & P Information Technology Sector(2)
                             (Performance results as of year end through December 31, 2003)
--------------------------------------------------------------------------------------------------------------------
                                           1998       1999        2000         2001          2002          2003
DAIO                                       $100       $160        $116         $90           $53           $206
Russell 2000                               $100       $120        $117         $118          $93           $42
S & P High Tech Composite                  $100       $175        $105         $81
S & P Information Technology Sector        $100       $179        $106         $78           $49           $23
--------------------------------------------------------------------------------------------------------------------

(1) Assumes $100 invested at the close of trading on December 31, 1998 in Data I/O Common Stock, in the Russell 2000 Index, in the S & P High Tech Composite, and in the S & P Information Technology Sector. Cumulative total return assumes reinvestment of dividends.
(2) Standard and Poors is no longer publishing the S & P High Tech Composite index. The classifications have been changed to business sectors. Because the index is no longer being published, Data I/O has chosen the S & P Information Technology Sector as the appropriate comparison for Data I/O.

                  CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

Options reported in the Option/SAR compensatory tables appearing above have been granted pursuant to the Plans. Historically, most options granted under the Plans have been granted subject to a vesting schedule of either 25% per year, 12.5% per quarter, or 6.25% per quarter. However, the Plans provide that options which have been outstanding for at least six months will become exercisable in full for the periods indicated: (i) for a period of 45 days beginning on the day on which any person or group (with certain exceptions) becomes the beneficial owner of 25% or more of the combined voting power of Data I/O's outstanding securities, unless such accumulation is previously approved by a disinterested majority of the Plan's administrators; (ii) beginning on the date that a tender or exchange offer by any person (with certain exceptions) is first published or sent or given, and continuing for so long as such offer remains open, unless, upon consummation thereof, such person would be the beneficial owner of less than 30% of the shares of Common Stock then outstanding, unless such tender offer is approved by a disinterested majority of the Board of Directors; or
(iii) immediately prior to consummation of (a) any merger, consolidation, reorganization or other transaction pursuant to which persons who hold the outstanding Common Stock immediately prior to the transaction have less than 40% of the combined voting power of the surviving entity; or (b) any sale, lease, exchange or other transfer not in the ordinary course of all or substantially all of Data I/O's assets. With any of the foregoing transactions, Data I/O will give each option holder notice 20 days prior to the proposed consummation date, and each option holder will then be entitled to exercise their options in full or part at any time prior to consummation of such transaction. A holder's exercise of those options that become vested only as a result of such acceleration will be contingent upon consummation of such transaction.

In 1983, Data I/O adopted a SAR Plan which allows the Board of Directors to grant to each director, executive officer or holder of 10% or more of the stock of Data I/O a SAR with respect to certain options granted to these parties. A SAR has been granted in tandem with each option granted to an executive officer of Data I/O. SARs granted which have been held for at least six months are exercisable for a period of 20 days following the occurrence of either of the following events: (i) the close of business on the day that a tender or exchange offer by any person (with certain exceptions) is first published or sent or given if, upon consummation thereof, such person would be the beneficial owner of 30% or more of the shares of Common Stock then outstanding; or (ii) approval by the shareholders of Data I/O (or, if later, approval by the shareholders of a third party) of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding shares of Data I/Os Common Stock into securities of a third party, or cash, or property, or a combination of any of the foregoing.

Data I/O entered into severance agreements (the "Severance Agreements") with each of the following executive officers on the following dates: Joel S. Hatlen, Vice President Finance, Chief Financial Officer, Secretary and Treasurer in July 1998 and Frederick R. Hume, President and Chief Executive Officer in February 1999, the term of these agreements were extended on January 31, 2002 for a period of 2 years from that date. These Severance Agreements expired on January 30, 2004, but these agreements may be extended again by the Board of Directors. The respective agreements with Messrs. Hatlen and Hume provided for a lump sum payment to the officer upon termination of the officer's employment by Data I/O without cause or by the officer for "good reason" (as defined in the Severance Agreements) 90 days prior and within one year following a change of control of Data I/O. The amount of the lump sum payment is equal to a multiple of the officer's base salary at the time of termination, plus the average bonus received during the last three full years the officer served in his or her present position (the "base"). The guideline for the multiple for each of the officers is one times the base. The size of the multiple declines on a straight-line basis throughout the specified period, following a change in control, except that the multiple is never less than one-half. The amount payable under the Severance Agreements for Messrs. Hatlen and Hume is subject to reduction if the aggregate present value of all payments received in connection with a change in control would exceed three times the officer's "annualized includible compensation", as defined in Section 280G of the Internal Revenue Code, for the executive officer's most recent five taxable years.

In connection with execution of the Severance Agreements, Data I/O required Messrs. Hatlen and Hume to sign a confidentiality and non-competition agreement, which includes, among other things, a restriction against competing with Data I/O or soliciting employees from Data I/O for a one-year period following termination if the officer receives a payment under a Severance Agreement. The Board of Directors believes that the terms and conditions of the Severance Agreements are in the best interest of Data I/O because the Severance Agreements will enable the executive officers to continue to focus on activities providing for the maximum long-term value to Data I/O's shareholders, even when faced with the possible change of control of Data I/O or termination of their employment. In addition, each of the executive officers named in the Summary Compensation Table have signed Data I/O's form of offer letter and have entered into a Confidentiality and Intellectual Property Assignment Agreement (the "Confidentiality Agreement") with Data I/O. These offer letters specify the terms of employment, including annual base pay, MICP participation, stock options provided, if any, and that employment is at will. The Confidentiality Agreements also provide that employment is at will. The Confidentiality Agreements also provide that executive officers shall keep certain information confidential during and after employment and shall not solicit employees of Data I/O for one year following termination of their employment.

                       PROPOSAL 2: AMENDMENT TO 2000 PLAN

At the Annual Meeting, the shareholders of Data I/O will be asked to approve an amendment to the 2000 Plan, which, if approved, will increase the number of shares of Common Stock available for grant under the 2000 Plan by an additional 300,000 shares, to an aggregate of 1,883,558 shares, the fair market value of such securities is $5,688,345 as of March 22, 2004. As of March 22, 2004, Data I/O has outstanding options with respect to 1,320,085 shares of Common Stock and 263,473 shares of Common Stock available for grants. Approval of the proposed increase will also be deemed a ratification of the terms of the 2000 Plan, as amended.

The Board of Directors believes that the 2000 Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of Data I/O and its shareholders by encouraging employees to acquire a greater proprietary interest in Data I/O. The Board of Directors believes that additional shares must be reserved for use under the 2000 Plan to enable Data I/O to attract and retain key employees through the granting of options under the 2000 Plan. The proposed increase in the number of shares reserved under the 2000 Plan is not required or intended to cover awards previously made under the 2000 Plan. As such, no new plan benefits have been granted to date, and future awards under the 2000 Plan are not yet determinable.

The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote on the proposal is required for approval of the amendment to the 2000 Plan. The Board of Directors recommends a vote FOR approval of the proposed amendment to the 2000 Plan. Unless instructed otherwise, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of the above-referenced amendment to the 2000 Plan.

Description of the 2000 Plan

The following description of the 2000 Plan is qualified in its entirety by reference to the full text of such Plan, a copy of which is attached to this Proxy Statement as Appendix A. The purpose of the 2000 Plan is to enhance the long-term shareholder value of Data I/O by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of Data I/O and its subsidiaries to participate in Data I/O's growth and success, and to encourage them to remain in the service of Data I/O and its subsidiaries and to acquire and maintain stock ownership in Data I/O. The 2000 Plan may be administered either by the Board of Directors or a committee or committees appointed by (in either case, the "Committee"), and consisting of two or more members of, the Board of Directors. The Committee will have broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to Data I/O.

As of March 22, 2004, Data I/O had approximately 127 employees and 6 non-employee directors who would be eligible to participate in the 2000 Plan. Consultants, agents, advisors, and independent contractors could be eligible under the 2000 Plan; however, Data I/O has no outstanding grants to this group. Because the grant of awards is based upon a determination made by the Committee after a consideration of various factors, Data I/O currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals. However, the maximum number of shares that can be granted under the 2000 Plan during any calendar year to any executive officer whose compensation is required to be disclosed pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended, (generally, the chief executive officer and the four other most highly compensated executive officers) is 200,000, except that Data I/O may make additional one-time grants to newly hired participants of up to 100,000 shares per such participant. In addition, the maximum number of shares that can be granted to a non-employee director of Data I/O during any calendar year is limited to 100,000. Data I/O believes that with these limitations and other provisions of the 2000 Plan, options granted under the 2000 Plan will generate "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and will, therefore, not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See "Certain Federal Income Tax Consequences" below.

Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQOs") (each ISO or NQO, an "Option" and collectively, "Options"), stock appreciation rights, stock awards in the form of restricted stock ("Restricted Stock"), or other arrangements determined by the Committee. Any award may be granted either alone or in tandem with other awards granted under the 2000 Plan. The option price of ISOs shall be as determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the grant date. The option price of NQOs may be less than the fair market value of the Common Stock on the date of the grant. The Committee may condition the grant of the award upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. No ISOs may be granted under the 2000 Plan on or after May 19, 2010, but ISOs outstanding under the 2000 Plan may extend beyond that date.

Options. Options granted under the 2000 Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the ISO on the date of grant. The term of any ISO granted under the 2000 Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of Data I/O which may be subject to a right of purchase by Data I/O. The Committee may provide for the lapse of the transfer restrictions over a period of time, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

Stock Appreciation Rights. A stock appreciation right will give the holder the right to receive an appreciation distribution in an amount equal to the excess of the fair market value of the number of shares of Common Stock covered by the right over the exercise price per share subject to the right. Stock appreciation rights may be granted separately or in tandem with a related Option. Payment may be made in a combination of shares of Common Stock or in cash, as determined by the Committee.

The consideration payable upon issuance or exercise of an award and any taxes related to an award must generally be paid in cash or check. However, the Committee, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Committee may determine, authorize payment by the tender of Common Stock already owned by the participant for at least six months having a fair market value on the day prior to the exercise date equal to the aggregate Option exercise price, by delivery of a promissory note, by delivery of a properly executed exercise notice, together with irrevocable instruction (i) to a third-party designated by Data I/O to deliver to Data I/O the amount of sale or loan proceeds to pay the exercise price and withholding tax obligations and (ii) to Data I/O to deliver the certificates for such shares to the third-party, or by such other consideration as the Committee may permit. In addition, to assist a holder of award (including a holder who is an officer or director of Data I/O) in acquiring shares of Common Stock pursuant to an award granted under the 2000 Plan, the Committee, in its sole discretion, may authorize, either at the grant date or at any time before the acquisition of Common Stock pursuant to the award, the extension of a loan to the holder by Data I/O, the payment by the holder of the purchase price, if any, of the Common Stock in installments, or the guarantee by Data I/O of a loan obtained by the grantee from a third-party. Awards generally may be exercised at any time within three months after termination of a participant's employment by, or consulting relationship with, Data I/O (but, only to the extent exercisable or payable at the time of termination). However, if termination is due to the participant's death or disability, the award generally may be exercised for one year. Except as authorized by the Committee, no award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the 2000 Plan. The Board of Directors may amend, alter or discontinue the 2000 Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, the shareholders of Data I/O must approve any amendment, alteration or discontinuance of the 2000 Plan that would (i) increase the total number of shares reserved under the 2000 Plan, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the 2000 Plan to comply with Section 422 of the Code, (iii) to the extent required by other applicable laws, rules or regulations or (iv) to the extent that the Board of Directors otherwise concludes that shareholder approval is advisable.

The  2000  Plan   constitutes  an  unfunded  plan  for  incentive  and  deferred compensation. Data I/O is not required to create trusts or arrangements to meet its obligations under the 2000 Plan to deliver stock or make payments.

In the event of a "change in control" of Data I/O, as defined in the 2000 Plan, in which the outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with comparable options, the vesting of outstanding "qualifying" awards under the 2000 Plan will, unless the applicable agreement with respect to the award or the Committee determines otherwise, subject to certain limitations, be accelerated in full. If outstanding options remain outstanding after a change of control or are assumed by the surviving entity or replaced with comparable options, subject to certain limitations, the vesting of outstanding "qualifying" options will be accelerated to the extent of 25% of the unvested portion thereof and the vesting of outstanding "qualifying" restricted stock awards will be accelerated to the extent of 25% of the unvested portion thereof. Further, if the holder of any "qualifying" award which remains outstanding or is assumed by the surviving entity in a change of control transaction is terminated involuntarily within 180 days of the change of control, the vesting of all options and other awards held by such person will be accelerated in full. A "qualifying" award is defined as an option or award that has been held for at least 180 days as of the change of control. A "change in control" is defined to include (i) a merger or consolidation of Data I/O in which more than 50% of the voting power of Data I/O's outstanding stock outstanding after the transaction is owned by persons who are not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of Data I/O's assets.

Certain Federal Income Tax Consequences

THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR
FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Incentive Stock Options

Awards and Exercise of Options. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of Data I/O (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a "substantial risk of forfeiture", an Optionee's holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under
Section 83(b) of the Code (a "Section 83(b) Election").

Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares where transferred to the Optionee, any gain from a sale of the shares other than to Data I/O should be taxable as capital gain. Under these circumstances, Data I/O would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and Data I/O would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify Data I/O promptly after making a Disqualifying Disposition. If the stock is sold to Data I/O rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to Data I/O will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

Exercise With Stock. If an Optionee pays for ISO shares with shares of Data I/O acquired under an ISO or a qualified employee stock purchase plan ("Statutory Option Stock"), the tender of shares is a Disqualifying Disposition of the Statutory Option Stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the Statutory Option Stock are satisfied, or the shares were not acquired under a statutory stock option of Data I/O, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

Nonqualified Stock Options

Awards and Exercise of Options. An Optionee is not taxable upon the award of an NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture". If the shares are not subject to a "substantial risk of forfeiture", or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a "substantial risk of forfeiture" and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income on the date the stock is no longer subject to a "substantial risk of forfeiture", in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee's holding period will begin on the date of lapse.

Whether or not the shares are subject to a "substantial risk of forfeiture", the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to a withholding of income and employment taxes by Data I/O, and Data I/O receives a corresponding income tax deduction.

Sale of Option Shares. Upon sale, other than to Data I/O, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If the stock is sold to Data I/O rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to Data I/O will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

Exercise With Stock. If an Optionee tenders Common Stock (other than Statutory Option Stock - see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

If the surrendered shares are Statutory Option Stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the Statutory Option Shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

        PROPOSAL 3: RATIFICATION OF THE CONTINUED APPOINTMENT OF AUDITORS

The Board of Directors requests that the shareholders ratify the continued appointment of Grant Thornton LLP to serve as Data I/O's independent auditors for calendar year 2004. Grant Thornton LLP examined the consolidated financial statements of Data I/O for the year ended December 31, 2003. Representatives of Grant Thornton LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, Data I/O is not aware of any other business to be acted upon at the Annual Meeting. If any other business calling for a vote of the shareholders is properly presented at the meeting, the holders of the proxies will vote or refrain from voting in accordance with their best judgment.

                  SHAREHOLDER NOMINATIONS AND PROPOSALS FOR THE
                       2005 ANNUAL MEETING OF SHAREHOLDERS

Data I/O's Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by Data I/O on or before by February 19, 2005 in the case of an annual meeting of shareholders, and in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals to be brought before an Annual Meeting by a shareholder must be submitted in writing and delivered to or mailed and received by Data I/O not later than 90 days prior to the date one year from the date immediately preceding the Annual Meeting of Shareholders.

To qualify as an "eligible" shareholder, a shareholder must have been a record or beneficial owner of at least one percent (1%) of Data I/O's outstanding
Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one (1) year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

Each notice of a nomination or proposal of business must contain, among other things: (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of stock of Data I/O entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; (iv) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) with respect to the nominations, the consent of each nominee to serve as a director of Data I/O if elected.

A copy of the full text of the provisions of Data I/O's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of Data I/O upon written request.

SEC rules establish a deadline for submission of shareholder proposals that are not intended to be included in Data I/O's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2005 Annual Meeting is February 19, 2005. If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, Data I/O's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2005 Annual Meeting.

Shareholders who intend to have a proposal considered for inclusion in Data I/O's proxy materials for presentation at the 2005 Annual Meeting must submit the proposal to Data I/O no later than December 2, 2004. Shareholders who intend to present a proposal at the 2004 Annual Meeting without inclusion of such proposal in Data I/O's proxy materials are required to provide notice of such proposal to Data I/O no later than February 19, 2005. Data I/O reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements, but only after Data I/O has notified the shareholder(s) who have submitted the proposal of the problem and such shareholder(s) have failed to correct it. This obligation to notify the appropriate shareholder(s) does not apply to the failure to submit such proposal prior to the deadlines discussed above.

                             SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Data I/O, none of whom will receive any additional compensation for their services. In addition, Data I/O may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger. Data I/O will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of solicitation of proxies will be paid by Data I/O.
                                    By Order of the Board of Directors

                                    Frederick R. Hume
                                    President and Chief Executive Officer
Redmond, Washington
April 2, 2004

                                                                      Appendix A

                              DATA I/O CORPORATION
                     2000 STOCK COMPENSATION INCENTIVE PLAN

1. PURPOSES

   1.1 The purpose of the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the "Plan") is to enhance the long-term shareholder value of Data I/O Corporation, a Washington corporation (the "Company"), by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of Data I/O and its Subsidiaries (as defined in Section 2) to participate in Data I/O's growth and success, and to encourage them to remain in the service of Data I/O and its Subsidiaries and to acquire and maintain stock ownership in Data I/O.

2. DEFINITIONS

   For purposes of the Plan, the following terms shall be defined as set forth below:

   2.1 Acquired Entities.

   "Acquired Entities" has the meaning given in Section 6.2.

   2.2  Acquisition Transaction.

   "Acquisition Transaction" has the meaning given in Section 6.2.

   2.3  Award.

   "Award"  means   a   grant  made  to a  Participant  pursuant  to  the  Plan,
including, without limitation, grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing.

   2.4  Board.

   "Board" means the Board of Directors of Data I/O.

   2.5  Cause.

   "Cause" means dishonesty, fraud, misconduct, disclosure of confidential information, conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof, habitual absence from work for reasons other than illness, intentional conduct which causes significant injury to Data I/O, habitual abuse of alcohol or a controlled substance, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

   2.6  Change in Control.

   "Change in Control" means (i) the consummation of a merger or consolidation of Data I/O with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of Data I/O immediately prior to such merger, consolidation or other reorganization or (ii) the sale, transfer or other disposition of all or substantially all of Data I/O's assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Data I/O's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Data I/O's securities immediately before such transaction.

   2.7  Code.

   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   2.8  Common Stock.

   "Common Stock" means the common stock, no par value, of Data I/O.

   2.9  Disability.

   "Disability" means a medically determinable mental or physical impairment or condition of the Holder which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Holder to be unable, in the opinion of the Plan Administrator on the basis of evidence acceptable to it, to perform his or her duties for Data I/O and, in the case of a determination of Disability for purposes of determining the exercise period for an Incentive Stock Option, to be engaged in any substantial gainful activity. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of the Holder's termination of employment, service or contractual relationship.

   2.10 Exchange Act.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   2.11 Fair Market Value.

   "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the NASDAQ Market, the mean between the high and low selling prices for the Common Stock as reported by the NASDAQ Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the mean between the high and low selling prices for the Common Stock as such prices are officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

   2.12 Grant Date.

   "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

   2.13 Holder.

   "Holder" means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

   2.14 Incentive Stock Option.

   "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

   2.15 Involuntary Termination.

   "Involuntary Termination" means termination of the Holder's service to Data I/O (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control by reason of (i) the involuntary discharge of such Holder by Data I/O (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control for reasons other than Cause or (ii) the voluntary resignation of the Holder following (A) a change in such Holder's position with Data I/O (or its successor or the parent or subsidiary company that employs such Holder) or the other party to the transaction constituting a Change in Control that materially reduces such Holder's level of authority or responsibility or (B) a reduction in such Holder's compensation (including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance) by more than 20%.

   2.16 Nonqualified Stock Option.

   "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

   2.17 Option.

   "Option" means the right to purchase Common Stock granted under Section 7.

   2.18 Option Shares.

   "Option Shares" means the shares of Common Stock issuable upon a Holder's exercise of an Option granted under the Plan.

   2.19 Other Stock-Based Award.

   "Other Stock-Based Award" means an Award granted under Section 11.

   2.20 Participant.

   "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director (including directors who are not employees), officer, consultant, agent, advisor or independent contractor of Data I/O or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

   2.21 Plan Administrator.

     "Plan Administrator" means the Board or any committee designated to administer the Plan under Section 3.1.

   2.22 Qualifying Award.

   "Qualifying Award" means an Option or an Award that is held by a person who had been an employee, director, consultant or agent to Data I/O for at least 180 days as of the effective date of a Change in Control.

   2.23 Qualifying Shares.

   "Qualifying Shares" means shares of Common Stock issued pursuant to a Qualifying Award which are subject to the right of Data I/O to repurchase some or all of such shares at the original purchase price (if any) upon termination of the Holder's services to Data I/O.

   2.24 Restricted Stock.

   "Restricted Stock" means shares of Common Stock granted pursuant to a Stock Award under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

   2.25 Securities Act.

   "Securities Act" means the Securities Act of 1933, as amended.

   2.26 Stock Appreciation Right.

   "Stock Appreciation Right" means an Award granted under Section 9.

   2.27 Stock Award.

   "Stock Award" means an Award granted under Section 10.

   2.28 Subsidiary.

   "Subsidiary," except as expressly provided otherwise, means any entity that is directly or indirectly controlled by Data I/O or in which Data I/O has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of Data I/O.

   2.29 Unvested Portion.

   "Unvested Portion" means the portion of a Qualifying Award or Qualifying Shares that is/are unvested as of the effective date of a Change in Control.

   2.30 Vested Portion.

   "Vested Portion" means the portion of a Qualifying Award or Qualifying Shares that is/are vested as of the effective date of a Change in Control.

3. ADMINISTRATION

   3.1 Plan Administrator.

   The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. Any such committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Award). The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator." If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "Non-Employee Directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board or Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to one or more senior executive officers or committees thereof, the members of which need not be members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

   3.2 Administration and Interpretation by the Plan Administrator.

   Except for the terms, conditions and limitations explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its absolute discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, change and rescind rules and regulations of general application for the Plan's administration. This authority shall include the sole authority to correct any defect, supply any omission or reconcile any inconsistency in this Plan and make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of Data I/O's officers as it so determines.

4. STOCK SUBJECT TO THE PLAN

   4.1 Authorized Number of Shares.

     As of March 10, 2000, Data I/O has outstanding options with respect to 1,215,000 shares of Common Stock and 270,499 shares of Common Stock available for additional grants under the 2000 Plan and the Data I/O 1986 Employee Stock Option Plan ("1986 Plan"). Subject to adjustment from time to time as provided in Section 14.1, Awards of the authorized but unissued shares of Common Stock under the 1986 Plan, or shares of Common Stock that become available under the 1986 Plan as a result of the expiration or termination of options, may be granted under this Plan. Awards for an additional 300,000 shares of Common Stock shall also be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares. See also Section 18 for Plan amendments.

   4.2 Limitations.

   (a) Subject to adjustment from time to time as provided in Section 14.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one (1) calendar year, except that Data I/O may make additional one-time grants to newly hired Participants of up to 100,000 shares per such Participant; such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

   (b) Subject to adjustment from time to time as provided in Section 14.1, not more than 100,000 shares of Common Stock may be made subject to Awards to any non-employee director in the aggregate in any one calendar year. 4.3 Reuse of Shares.

    Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) and any shares repurchased by Data I/O from a Holder upon exercise of a right of repurchase shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code of Ethics if and to the extent applicable. Shares that are subject to tandem Awards shall be counted only once. Also, upon a stock-for-stock exercise only the net number of shares will be deemed to have been used under this Plan.

5. ELIGIBILITY

   Awards may be granted under the Plan to those officers, directors and key employees of Data I/O and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to Data I/O and its Subsidiaries.

6. AWARDS

   6.1 Form and Grant of Awards.

   The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards and Other Stock-Based Awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of Data I/O.

   6.2 Acquired Company Awards.

   Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old Award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (an "Acquisition Transaction"). If a written agreement pursuant to which an Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

7. AWARDS OF OPTIONS

   7.1 Grant of Options.

   The  Plan   Administrator  is  authorized  under  the  Plan,  in   its   sole
discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

   7.2 Option Exercise Price.

   The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

   7.3 Term of Options.

   The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be six (6) years from the Grant Date.

   7.4 Exercise of Options.

   The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option or otherwise set at the time of grant, the Option will be subject to the following: (a) 25% of the Option shall vest and become exercisable on each anniversary of the Grant Date such that the Option shall be fully vested on the fourth anniversary of the Grant Date; (b) in no event shall any additional Option Shares vest after termination of Holder's employment by or service to Data I/O; and (c) the Plan Administrator may waive or modify the foregoing schedule at any time.

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to Data I/O, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

   7.5 Payment of Exercise Price.

   The exercise price for shares purchased under an Option shall be paid in full to Data I/O by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or check (unless, at the time of exercise, the Plan Administrator determines not to accept a personal check), except that the Plan Administrator, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to Data I/O's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) a promissory note delivered pursuant to Section 12; (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to
(i) a third party designated by Data I/O to deliver promptly to Data I/O the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) Data I/O to deliver the certificates for such purchased shares directly to such third party, all in accordance with the regulations of the Federal Reserve Board; or (d) such other consideration as the Plan Administrator may permit.

   7.6 Post-Termination Exercises.

   The Plan Administrator may establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, Data I/O or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.

     If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

     In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within one (1) year if the termination of the Holder's employment or services are coincident with Disability or (b) within three (3) months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of Data I/O or a Subsidiary if termination of the Holder's employment or services is for any reason other than death or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within one (1) year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first discovery by Data I/O of any reason for such termination and the Holder shall have no right to purchase any Shares pursuant to such Option, unless the Plan Administrator determines otherwise. If a Holder's employment or services with Data I/O are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among Data I/O and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence or short-term break in service on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

8.  INCENTIVE STOCK OPTION LIMITATIONS

    To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

    8.1 Dollar Limitation.

    To the extent the aggregate  Fair Market  Value  (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of Data I/O) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two (2) or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options were granted.

   8.2 10% Shareholders.

   If a Participant owns more than 10% of the total voting power of all classes of Data I/O's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five (5) years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

   8.3 Eligible Employees.

   Individuals who are not employees of Data I/O or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

   8.4 Term.

   The term of an Incentive Stock Option shall not exceed ten (10) years.

   8.5 Exercisability.

   To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three (3) months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total Disability, such Option must be exercised within one (1) year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

   8.6 Taxation of Incentive Stock Options.

   In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one (1) year from the date the shares are transferred to the Participant. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give Data I/O prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

   8.7 Promissory Notes.

   The amount of any promissory note delivered pursuant to Section 12 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

   8.8 Incorporation of Other Provisions.

   With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of this Plan.

9.  STOCK APPRECIATION RIGHTS

    9.1 Grant of Stock Appreciation Rights.

    The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

   9.2 Tandem Stock Appreciation Rights.

   A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to Data I/O all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

   9.3 Stand-Alone Stock Appreciation Rights.

   A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the term of the right, if not otherwise established by the Plan Administrator, shall be ten (10) years from the Grant Date.

   9.4 Exercise of Stock Appreciation Rights.

   Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

10. STOCK AWARDS

    10.1 Grant of Stock Awards.

    The Plan Administrator is authorized to make Awards of Common Stock or of rights to receive shares of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with Data I/O or the achievement of performance goals related to (i) sales, gross margin, operating profits or profits, (ii) growth in sales, gross margin, operating profits or profits, (iii) return ratios related to sales, gross margin, operating profits or profits, (iv) cash flow, (v) asset management (including inventory management), or (vi) total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services or upon the occurrence of other events.

    10.2 Issuance of Shares.

    Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, Data I/O shall transfer, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock covered by the Award. 10.3 Waiver of Restrictions.

   Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

11. OTHER STOCK-BASED AWARDS

    The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose.

12.  LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

     To assist a Holder (including a Holder who is an officer or director of Data I/O) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by Data I/O, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by Data I/O of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion; provided, however, that repayment of any Company loan to the Holder shall be secured by delivery of a full-recourse promissory note for the loan amount executed by the Holder, together with any other form of security determined by the Plan Administrator. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

13.  ASSIGNABILITY

     Except as otherwise specified or approved by the Plan Administrator at the time of grant of an Award or any time prior to its exercise, no Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that (i) any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award, (ii) the original Holder shall remain subject to withholding taxes upon exercise, (iii) any subsequent transfer of an Award shall be prohibited and (iv) the events of termination of employment or contractual relationship set forth in subsection 7.6 shall continue to apply with respect to the original transferor-Holder.

14.  ADJUSTMENTS

     14.1  Adjustment of Shares.

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in Data I/O's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of Data I/O or of any other corporation or (b) new, different or additional securities of Data I/O or of any other corporation being received by the holders of shares of Common Stock of Data I/O, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

    14.2  Dissolution, Liquidation or Change in Control Transactions.

    (a) In the event of the proposed dissolution or liquidation of Data I/O, Data I/O shall notify each Holder at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, all Awards will terminate immediately prior to the consummation of such proposed action.

     (b) Unless the applicable agreement representing an Option provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, a Qualifying Option which is not exercisable in full shall become exercisable in connection with a Change in Control which becomes effective before the Holder's service to Data I/O terminates as follows:

     (i) If the Qualifying Option remains outstanding following the Change in Control, is assumed by the surviving entity or its parent, or the surviving entity or its parent substitutes options with substantially the same terms for such Qualifying Option, the vesting and exercisability of the Qualifying Option shall be accelerated to the extent of 25% of the Unvested Portion thereof, and the remaining 75% of the Unvested Portion of such Qualifying Option shall vest in accordance with the vesting schedule set forth in the applicable Option agreement.

     (ii) If the Qualifying Option remains outstanding following the Change in Control, is assumed by the surviving entity or its parent, or the surviving entity or its parent substitutes options with substantially the same terms for such Qualifying Option and if the Holder thereof is subject to an Involuntary Termination within 180 days following such Change in Control, then all Options held by such Holder (or options issued in substitution thereof) shall become exercisable in full, whether or not the vesting requirements set forth in the Option agreement have been satisfied, for a period of 90 days commencing on the effective date of such Holder's Involuntary Termination, or if shorter, the remaining term of the option.

     (iii) If a Qualifying Option does not remain outstanding, and either such Qualifying Option is not assumed by the surviving entity or its parent, or the surviving entity or its parent does not substitute options with substantially the same terms for such Qualifying Option, such Qualifying Option shall become exercisable in full, whether or not the vesting requirements set forth in the Option agreement have been satisfied, for a period prior to the effective date of such Change in Control of a duration specified by the Plan Administrator, and thereafter the Option shall terminate.

     (c) Unless the applicable agreement representing an Award provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, the vesting of Qualifying Shares shall be accelerated, and Data I/O's repurchase right with respect to such shares shall lapse, in connection with a Change in Control which becomes effective before such Holder's service to Data I/O terminates as follows:

     (i) If Qualifying Options were outstanding at the effective time of the Change in Control and they are partially accelerated pursuant to Subsection
(b)(i) above or if there were no Qualifying Options outstanding at the effective time of the Change in Control, the vesting of all Qualifying Shares shall be accelerated to the extent of 25% of the Unvested Portion thereof, and the remaining 75% of the Unvested Portion of such Qualifying Shares shall vest in accordance with the vesting schedule set forth in the applicable Award agreement.

     (ii) If the preceding clause (i) applied and if a Holder of Qualifying Shares is subject to an Involuntary Termination within 180 days following the same Change in Control, then all Qualifying Shares held by such Holder (or shares issued in substitution thereof) shall become vested in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

     (iii) If Qualifying Options were outstanding at the effective time of the Change in Control and they are accelerated in full pursuant to Subsection
(b)(iii) above or otherwise, the vesting of all Qualifying Shares shall be accelerated in full, and Data I/O's repurchase right with respect to all such shares shall lapse in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

     (d) Notwithstanding Subsections (b) and (c) above, if Data I/O and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if Data I/O's independent public accountants and such other party's independent public accountants separately determine in good faith that the transaction constituting a Change in Control would qualify for treatment as a "pooling of interests" but for the acceleration of vesting provided for in Subsections (b) and (c) above, then the acceleration of exercisability or the lapse of Data I/O's right to repurchase shall not occur to the extent that Data I/O's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting for such transaction.

     14.3  Further Adjustment of Awards.

     Subject to the preceding Section 14.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control of Data I/O, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control that is the reason for such action. Without limiting the generality of the foregoing, if Data I/O is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Holder's consent, may provide for:

     (a) the continuation of such outstanding Award by Data I/O (if Data I/O is the surviving corporation);

     (b) the assumption of the Plan and some or all outstanding Awards by the surviving corporation or its parent;

     (c) the substitution by the surviving corporation or its parent of Awards with substantially the same terms for such outstanding Awards; or

     (d) the cancellation of such outstanding Awards with or without payment of any consideration.

      14.4   Limitations.

     The grant of Awards will in no way affect Data I/O's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     14.5  Fractional Shares.

     In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

15.  WITHHOLDING

     Data I/O may require the Holder to pay to Data I/O in cash the amount of any withholding taxes that Data I/O is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Data I/O shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from Data I/O to the Participant an amount equal to such taxes. Data I/O may also deduct from any Award any other amounts due from the Participant to Data I/O or a Subsidiary.

16.   AMENDMENT AND TERMINATION OF PLAN

      16.1   Amendment of Plan.

     The Plan may be amended by the Board in such respects as it shall deem advisable including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will increase the aggregate number of shares as to which Incentive Stock Options may be granted or change the class of persons eligible to participate. Amendments made to the Plan which would constitute
"modifications" to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only. The Board may condition the effectiveness of any amendment on the receipt of shareholder approval at such time and in such manner as the Board may consider necessary for Data I/O to comply with or to avail Data I/O, the Holders or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Whenever shareholder approval is sought, and unless required otherwise by applicable law or exchange requirements, the proposed action shall require the affirmative vote of holders of a majority of the shares present, entitled to vote and voting on the matter without including abstentions or broker non-votes in the denominator.

     16.2   Termination Of Plan.

     Data I/O's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the earlier of the Plan's adoption by the Board or approval by the shareholders.

17.  GENERAL

     17.1   Award Agreements.

     Awards granted under the Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

     17.2   Continued Employment or Services; Rights In Awards.

     None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of Data I/O any right to be retained in the employ of Data I/O or limit Data I/O's right to terminate the employment or services of the Participant.

     17.3   Registration; Certificates For Shares.

     Data I/O shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. Data I/O may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for Data I/O deems necessary or desirable for compliance by Data I/O with federal and state securities laws.

     Inability of Data I/O to obtain, from any regulatory body having jurisdiction, the authority deemed by Data I/O's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve Data I/O of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     17.4   No Rights As A Shareholder.

     No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

     17.5   Compliance With Laws And Regulations.

     In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of
Section 422 of the Code.

     17.6   No Trust Or Fund.

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require Data I/O to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of Data I/O.

     17.7   Severability.

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by Data I/O's shareholders at any time within twelve
(12) months of such adoption.

     Original Plan adopted by the Board on February 28, 2000 and approved by Data I/O's shareholders in May 2000. The Plan was amended and approved by the Board and Data I/O's shareholders in 2002 to add an additional 200,000 shares of Common Stock to be reserved for issuance under the Plan.

                                                                     Appendix B

                             AUDIT COMMITTEE CHARTER

This updated Audit Committee Charter was adopted by the Board of Directors of Data I/O Corporation on February 10, 2004.

Composition:

The audit committee shall be composed of three or more directors, as determined by the board of directors. Each of the committee members shall meet the independence and financial literacy requirements of NASDAQ unless the Board determines that no more than one individual who does not meet the independence requirements and who shall not serve for more than two years would bring valuable financial or accounting experience to the committee. In addition, at least one of the members shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless the board of directors designates a chair, the committee members may appoint their own chair by majority vote provided, however, that a committee member who does not meet the independence requirements of NASDAQ shall not serve as chair.

Statement of Policy:

The audit committee of the board of directors assists the board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to Data I/O's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of Data I/O's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors, and management of Data I/O. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Data I/O and the power to retain outside counsel or other experts for this purpose. Data I/O shall provide for appropriate funding, as determined by the committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the committee.

Responsibilities:

1. Appoint, oversee, evaluate and approve compensation for Data I/O's independent auditor and, if so determined by the audit committee, replace the independent auditor. Establish policies and procedures for the review and pre-approval by the committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor.

2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1. Discuss such reports with the auditor and recommend that the board of directors take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS-61, as it may be modified or supplemented.

4. Instruct management, the independent auditor and any internal auditor that the committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in Data I/O's information and reporting systems.

5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

6. Review the management letter delivered by the independent auditor in connection with the audit.

7. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10Q; provided that this responsibility may be delegated to the chairman of the audit committee.

8. Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

9. Have such meetings with management and the independent auditor as the committee deems appropriate to discuss significant financial risk exposures facing Data I/O and management's plans for monitoring and controlling such exposures.

10. Review significant changes to Data I/O's accounting principles and practices proposed by the independent auditor or management.

11. Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

12. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in Data I/O's annual proxy statement.

14. Review and approve all related-party or conflict-of-interest transactions (as defined by the relevant NASDAQ listing requirements) involving other members of the board of directors or Data I/O's senior management.

15. Establish procedures for the receipts, retention and treatment of complaints received by Data I/O regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16. Establish policies for the hiring of employees and former employees of the independent auditor.

17. In the performance of its responsibilities, the audit committee is the representative of the shareholders. However, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether Data I/O's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              DATA I/O CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                  Same As Above
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee.
[  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
[  ]     $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
         1)  Title of each class of securities to which transaction applies:
         2)  Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)  Proposed maximum aggregate value of transaction:
         5)  Total fee paid:

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

Proxy

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              Data I/O CORPORATION

The undersigned hereby appoints Frederick R. Hume, and Joel S. Hatlen, and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, as designated below, the number of shares of common stock of Data I/O Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on May 20, 2004, or at any adjournment thereof. The undersigned directs that this proxy be voted as indicated on the reverse side hereof:

--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE:Please mark comments/address change box on reverse side.







--------------------------------------------------------------------------------
                     (Continued, and to be marked, dated and
                             signed on reverse side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                          Please mark
                                                          your votes as
                                                          indicated in
                                                          this example   [x]

This proxy, when properly executed, will be voted in the manner directed on this proxy card. The Board of Directors recommends a vote FOR all nominees, FOR the proposal to approve the amendment to the Data I/O Corporation 2000 Stock Compensation Incentive Plan, and FOR ratification of the selection of Grant Thornton LLP as Data I/O's independent auditors. If no specification is made, all shares represented by this proxy will be voted FOR all of said nominees, FOR the proposed amendment to the Data I/O Corporation 2000 Stock Compensation Incentive Plan, and FOR ratification of the selection of Grant Thornton LLP as Data I/O's independent auditors, and will be voted in accordance with the discretion of the proxies on all other matters which may come before the meeting or any adjournment thereof.

1.  Election of Directors

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Glen F. Ceiley
Daniel A. DiLeo
Paul A. Gary
Frederick R. Hume
Edward D. Lazowska
Steven M. Quist
William R. Walker

FOR all nominees listed at left (except as marked to the contrary at left). [__]

WITHHOLD ALL AUTHORITY to vote for all nominees listed at left.             [__]

2. Proposal to approve the amendment to the Data I/O Corporation 2000 Stock Compensation Incentive Plan as described in the Proxy Statement for the 2004 Annual Meeting.

     FOR [__]              AGAINST  [__]             ABSTAIN  [__]

3. Proposal to ratify the selection of Grant Thornton LLP as Data I/O's independent auditors.

     FOR [__]              AGAINST  [__]             ABSTAIN  [__]

4. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                             COMMENTS/ADDRESS CHANGE
                    Please mark this box if you have written
                Comments/address change on the reverse side. [__]

The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue thereof.

Signature(s)_______________________________________   Date_____________________

NOTE: Please sign exactly as name appears on this proxy. If block is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.

                              FOLD AND DETACH HERE